UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202
Monrovia, CA		91016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 17, 2009, AeroVironment, Inc. (the “Company”) and Charles R. Holland, one of its directors, entered into Amendment No. 2 to Standard Consulting Agreement (the “Amendment”), which amended the Standard Consulting Agreement (the “Consulting Agreement”) previously entered into by the Company and Mr. Holland, effective November 1, 2008.  Pursuant to the terms of the Amendment, the term of the Consulting Agreement was extended until December 31, 2012.  In addition, also on December 17, 2009, the Company and Mr. Holland entered into a task order (the “Task Order”) in accordance with the terms of the Consulting Agreement pursuant to which Mr. Holland shall provide sixty days of general marketing support for unmanned air vehicle systems to the Company over an anticipated twelve-month period at a rate of $3,500 per day.

The foregoing descriptions of the Amendment and the Task Order do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amendment and the Task Order, which are filed as exhibits hereto.

Item 9.01    Financial Statements and Exhibits

(d)            Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

10.27	Amendment No. 2 to Standard Consulting Agreement, dated December 17, 2009, between AeroVironment, Inc. and Charles R. Holland.

10.28	Task Order # FY-10-001, dated December 17, 2009, between AeroVironment, Inc. and Charles R. Holland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date:	December 22, 2009	By:	/s/ Timothy E. Conver
Timothy E. Conver
President and Chief Executive Officer